Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Mercer International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, British Columbia

July 18, 2017